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EXHIBIT 99.1      PRESS RELEASE







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PRESS RELEASE
FIRST BANCORP OF INDIANA, INC.
                                                                      CONTACT:
                                                                 Harold Duncan
                                          Chairman and Chief Executive Officer
                                                First Bancorp of Indiana, Inc.
                                                                (812) 423.3196


              CONSIDERATION OF PULASKI FINANCIAL CORP. OFFER TO
                   PURCHASE FIRST BANCORP OF INDIANA, INC.


      EVANSVILLE, Ind., January 30, 2001 - The Board of Directors of First Bancorp of Indiana, Inc. (Nasdaq: FBEI) announces today that the offer which was recently received from Pulaski Financial Corp. to purchase First Bancorp of Indiana, Inc. for $16.125 per share is being evaluated to determine if it would maximize shareholder value.

      First Bancorp of Indiana, Inc. is the holding company for First Federal Savings Bank, a federally chartered savings bank which converted from mutual to stock form on April 7, 1999.